                                                                     EXHIBIT 4.1


                          REGISTRATION RIGHTS AGREEMENT


THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made and entered into as of February 23, 2004, by and between Input/Output, Inc., a Delaware corporation ("I/O" or the "Company"), and the persons and entities listed on Annex A attached hereto ("Stockholders"). I/O and each Stockholder is each a "party" and together the "parties" to this Agreement.

                                    RECITALS

Sensor Nederland B.V., a company organized and existing under the laws of the Netherlands and wholly-owned subsidiary of I/O ("Sensor"), and certain stockholders of Concept Systems Holdings Limited, a private limited company incorporated in Scotland ("Concept"), have entered into a Share Acquisition Agreement dated as of February 23, 2004 ("Acquisition Agreement"), pursuant to which Sensor has acquired the entire share capital of Concept.

As a result of the consummation of the transactions contemplated by the Acquisition Agreement, the Stockholders currently own the number of shares (the "Shares") of Common Stock (defined below) of the Company set forth on Annex A attached hereto

         I/O wishes to grant the Stockholders certain registration rights in the Shares.

         NOW, THEREFORE, in consideration of the mutual promises and covenants that follow, the parties agree as follows:

1. CERTAIN DEFINITIONS. Terms used in this Agreement shall have the following meanings:

                  "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "COMMON STOCK" means I/O's common stock, par value $0.01 per share.

                  "REGISTRABLE SECURITIES" means (i) the Shares; and (ii) any shares of Common Stock issued or issuable at any time or from time to time in respect of the Shares upon a stock split, stock dividend, recapitalization or other similar event involving I/O; PROVIDED, HOWEVER, that shares of Common Stock which are Registrable Securities shall cease to be Registrable Securities upon any sale pursuant to a registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act, or any sale in any manner to a person or entity which, by virtue of Section 3.2 of this Agreement, is not entitled to the rights provided by this Agreement.

                  The terms "REGISTER," "REGISTERED", and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement.

                  "REGISTRATION EXPENSES" means all (a) expenses, other than Selling Expenses (as defined below), incurred by I/O in complying with
         Section 2 of this Agreement, but excluding the compensation of regular employees of I/O which shall be paid in any event by I/O and (b) fees, disbursements and expenses (limited to an aggregate amount of up to $25,000 in legal fees for any one registration) of no more than one counsel for all of the Stockholders retained in connection with such registration.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations promulgated by the Commission, all as in effect at the time.

                  "SELLING EXPENSES" means only the underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Stockholder and all fees and disbursements of counsel for the Stockholders, except as described in the definition of "Registration Expenses" above.

                  "STOCKHOLDERS" means those persons and entities listed in Annex A attached hereto and any transferee pursuant to the terms of
         Section 3.2; "STOCKHOLDER" means any such person, entity or transferee; provided, however, that any person, entity or transferee who does not hold Registrable Securities shall not be considered a "STOCKHOLDER" or one of the "STOCKHOLDERS" for the purposes of this Agreement.

                  "UNDERWRITTEN PUBLIC OFFERING" means a public offering in which the Common Stock is offered and sold on a firm commitment basis through one or more underwriters, all pursuant to an underwriting agreement to which I/O and the underwriters, among others, are parties.

2.       REGISTRATION RIGHTS.

         2.1      PIGGYBACK REGISTRATION.

                  (a) NOTICE OF REGISTRATION. If at any time during the term of this Agreement, I/O proposes to register any of its Common Stock for its own account or for the account of any other stockholders (including any Stockholder) relating to an Underwritten Public Offering, I/O shall:

                           (i) promptly, but in any event at least twenty (20)
                  days before I/O files a registration statement pursuant to an Underwritten Public Offering, give to each Stockholder written notice. Such notice shall specify, at a minimum, the number of shares of Common Stock so proposed to be registered, the proposed date of filing the registration statement, any proposed means of distribution of the shares, and any proposed managing underwriter of the shares; and

                           (ii) subject to Section 2.9 hereof, include in up to
                  two of such registrations (and any related blue sky laws qualification) the Registrable Securities as the Stockholders request in a writing or writings delivered to I/O within (ten) 10 days after receipt of I/O's written notice delivered pursuant to Section 2.1(a)(i) above. I/O shall have no obligation to include in the registration any Registrable Securities of the Stockholders from whom a written request was not timely received. Notwithstanding the forgoing to the contrary, in the event that the Stockholders request inclusion of Registrable Securities in an Underwritten Public Offering prepared by I/O for the account of another stockholder, I/O shall only have the obligation to include such Registrable Securities, if any, as I/O shall have the right (contractual or otherwise) to include in such Underwritten Public Offering.

                  (b) RIGHT TO TERMINATE REGISTRATION. I/O shall have the right to terminate or withdraw any registration initiated by I/O under this
         Section 2.1 prior to the effectiveness of the registration whether the Stockholder has elected to include its Registrable Securities in the registration; PROVIDED, HOWEVER, that in such event, I/O shall promptly pay all reasonable out-of-pocket costs and expenses of the Stockholder incurred in connection with the terminated registration.

                  (c) AGREEMENT WITH UNDERWRITER. The right of a Stockholder to have its Registrable Securities included in an Underwritten Public Offering pursuant to this section 2.1 shall be conditioned upon the Stockholder's entering into an underwriting agreement (containing customary representations, warranties, indemnities and agreements) with the underwriter or underwriters selected for underwriting by the Company, to the extent such underwriter or underwriters require that participants in the Underwritten Public Offering enter into such underwriting agreement. If a Stockholder disapproves of the terms of any such underwriting agreement, it may elect to withdraw therefrom by delivering written notice to the Company. Any Registrable Securities so withdrawn shall be entitled to such registration rights granted to such Registrable Securities pursuant to Section 2.1 (or 2.2, as the case may be) as may thereafter remain in effect.

         2.2 DEMAND REGISTRATIONS. At any time during the term of this Agreement after the earlier of (i) 60 days after the date hereof and (ii) the effectiveness of the Company's registration statement on Form S-3 filed with the Securities and Exchange Commission on January 27, 2004, the Stockholders may make up to two written requests for registration under the Securities Act, pursuant to this Section 2.2 of all or part of their Registrable Securities (each a "Demand Registration"). Each such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Within five (5) days following receipt of such request, the Company shall give written notice of such request to each Stockholder. Any Stockholder may elect, by giving written notice thereof to the Company within twenty (20) days following the receipt of such notice, to include all or part of such Stockholder's Registrable Securities in the registration statement for such Demand Registration. The Company shall not be required to effect more than two Demand Registrations pursuant to this Section 2.2, and each such Demand Registration shall not be made for less than 420,000 shares of Registrable Securities; provided, however, that one of such Demand Registrations may be made for less than 420,000 shares of Registrable Securities in the event that there are less than 420,000 shares of Registrable Securities outstanding. The Stockholders agree and acknowledge that I/O will only be obligated to accommodate two Demand Registrations under the terms of this Agreement, regardless of how many Stockholders participate in one or both Demand Registrations. If a registration has become effective but is withdrawn before completion of the offering contemplated thereby, or if a registration statement has been withdrawn prior to becoming effective, then such registration shall not count as either of the Demand Registrations contemplated by this Section 2.2; provided, however, that if any such withdrawal (including, without limitation, withdrawals pursuant to Section
2.6 hereof) is made at the request of Stockholders holding a majority of the Registrable Securities requested to be included in the registration, then such withdrawn registration shall count as a Demand Registration, unless the Holders of Registrable Securities to be included in such registration reimburse the Company for its Registration Expenses relating to the preparation and filing of such Demand Registration; and provided, further, that if such withdrawal by the Stockholders was due to a material adverse change in the business or financial condition of the Company which the Stockholders became aware of after the commencement of the Demand Registration, the Stockholders shall not be required to reimburse the Company for its Registration Expenses relating to the preparation and filing of such Demand Registration, and such registration shall not count as either of the Demand Registrations contemplated by this Section
2.2. If the Company withdraws a registration statement under this Section 2.2 (other than at the request of the Stockholders holding a majority of the Registrable Securities requested to be included in the registration), the Company shall not, until after the registration of the Registrable Securities that were included in such withdrawn Demand Registration and after the expiration of the time periods set forth in Section 2.2(a), register any Common Stock, other than on a registration statement on Form S-4 or Form S-8 (or any equivalent registration form then in effect).

                  (a) UNDERWRITTEN PUBLIC OFFERING. If a Demand Registration is in the form of an underwritten offering, the Stockholders (pursuant to the election of Stockholders then holding a majority of the Registrable Securities) shall select the underwriter for such offering subject to the approval of the Company (which approval shall not be unreasonably withheld), and the Company shall enter into an underwriting agreement with such underwriter containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions. Subject to the second proviso set forth in Section 2.4(a) hereof, the Company shall not cause the registration under the Securities Act of any other shares of its Common Stock to become effective (other than registration of an employee stock plan, or registration in connection with any Rule 145 or similar transaction) after the Company receives a request for a Demand Registration and during the effectiveness of a registration requested hereunder for an underwritten public offering.

                  (b) INCLUSION OF ADDITIONAL SHARES. The Company may include in a registration pursuant to this Section 2.2 securities for its own account or for the account of other third parties (including officers and employees of the Company), in amounts as determined by the Company's Board of Directors ("Additional Shares") so long as the inclusion thereof does not in any way exclude or otherwise impair the rights of the Stockholders who have requested registration pursuant to
         Section 2.2 above to include in such registration all Registrable Securities so requested. Notwithstanding any other provision of this Agreement to the contrary, if the underwriter managing the offering determines that, because of marketing factors, all of the Registrable

         Securities and Additional Shares requested to be registered may not be included in the offering, then all or a portion of the Additional Shares shall be excluded to the extent so required by such limitation, prior to the exclusion, if any, of Registrable Securities of the Stockholders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any person to the nearest 100 shares.

                  (c) LIMIT IN ANY TWELVE MONTH PERIOD. I/O shall not be required to effect any registration of Registrable Securities within 12 months of the effectiveness of a prior registration of Registrable Securities effected pursuant to this Section 2.2 in which all Registrable Securities requested to be included therein in compliance with the terms of this Agreement were included and sold thereunder.

         2.3 EXPENSES OF REGISTRATION. Except as otherwise set forth in Section 2.2, all Registration Expenses incurred in connection with registrations pursuant to Section 2.1 piggyback registrations or Section 2.2 demand registrations shall be borne by I/O. All Selling Expenses relating to securities registered on behalf of the Stockholders pursuant to Sections 2.1 and 2.2 shall be borne by the Stockholders.

         2.4 I/O'S OBLIGATIONS IN REGISTRATION. Whenever the Stockholder has requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration of such Registrable Securities under the Securities Act, as provided herein, and as expeditiously as possible:

                  (a) prepare and file with the Commission as soon as practicable but in no event later than thirty (30) days after receipt of a request to file a registration statement (unless the Securities Act, the Commission, or rules promulgated by the Commission under the Securities Act require that the Company include information in a registration statement that is not then available, in which case the Company will file such registration statement when such requirements may be satisfied) with respect to Registrable Securities, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such issue of Registrable Securities in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable thereafter; PROVIDED, that if the Company shall furnish to the Stockholders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith reasonable judgment of the Board of Directors it would be significantly disadvantageous to the Company and its stockholders for such a registration statement to be filed on or before the date filing would be required or to become effective, the Company shall have an additional period of not more than sixty (60) days within which to file (or before which it requests the effectiveness of) such registration statement; and PROVIDED FURTHER, that if the Company postpones the filing of a registration statement, the Company shall not, during the period of postponement, register any Common Stock (other than on a registration statement on Form S-4 or Form S-8 or any equivalent registration form then in effect) unless the Stockholders are allowed to include their Registrable Securities in such registration of Common Stock (subject to the limitations imposed by Section 2.9 hereof); and PROVIDED, FURTHER, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to counsel selected by each seller of Registrable Securities copies of all such documents proposed to be filed and (ii) notify each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all actions required to prevent the entry of such stop order or to remove it if entered at the earliest practicable date;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective (and such prospectus current as required by the Securities Act) for a period of not less than 90 days after the date of effectiveness or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) provide (i) the Stockholders to be included in the registration statement and (ii ) not more than one counsel for all the Stockholders, the opportunity to review any drafts of the registration statement, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto, and comment thereon;

                  (d) furnish to each seller of Registrable Securities to be included in a registration statement copies of such registration statement as filed and each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and each amendment and supplement thereto and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (e) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; PROVIDED, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.4(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction, but the Company will be required to consent to service of process in actions arising out of or in connection with the sale of the Registrable Securities or any violation of state securities laws;

                  (f) use its reasonable best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by any other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                  (g) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are required in order to expedite or facilitate the disposition of such Registrable Securities;

                  (h) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                  (i) cooperate with the Stockholders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends after the date on which the applicable registration statement becomes effective; and, in the case of an underwritten offering, enable the Registrable Securities to be in the denominations and registered in such names as the managing underwriter may request at least two (2) days prior to any sale of the Registrable Securities; and

                  (j) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding matters relating to such seller's Registrable Securities as are customary and as the Company may from time to time reasonably request in writing in order to comply with Securities Act, the rules promulgate thereunder by the Commission and state securities laws.

         2.5      INDEMNIFICATION.

                  (a) To the extent permitted by law, I/O will indemnify and hold harmless each Stockholder, each of its directors and officers and each person who controls each Stockholder within the meaning of Section 15 of the Securities Act, with respect to registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, actions, damages or liabilities to the extent to which each such person is subject, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent such expenses, claims, losses, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document incident to any such registration, qualification or compliance, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or arise out of or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by I/O of the Securities Act or any state securities laws or any rule or regulation promulgated under the

         Securities Act or such laws applicable to I/O in connection with any such registration, qualification or compliance, and I/O will reimburse the indemnified persons, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, PROVIDED, HOWEVER, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of I/O (which consent shall not unreasonably be withheld or delayed); PROVIDED, FURTHER, that I/O will not be liable to a Stockholder or its related indemnified person in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished in writing to I/O by such Stockholder expressly for inclusion in such registration. Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed with the Commission pursuant to the applicable rules of the Commission or in any supplement or addendum thereto, the indemnity agreement herein shall not inure to the benefit of a Stockholder if a copy of the final prospectus filed pursuant to such rules, together with all supplements and addenda thereto, was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and I/O furnished to such Stockholder a sufficient number of copies of such final prospectus a reasonable period of time prior to the time such furnishing is required by the Securities Act.

                  (b) To the extent permitted by law, each Stockholder will, if securities held by such Stockholder are included in the securities as to which the registration, qualification or compliance is being effected pursuant to the terms of this Agreement, severally and not jointly, indemnify and hold harmless I/O, each of its directors and officers, each person who controls I/O within the meaning of Section 15 of the Securities Act, and each other person selling I/O's securities covered by such registration statement, each of such person's officers and directors and each person controlling such persons within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) to the extent to which such person or entity is subject, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document incident to any such registration, qualification or compliance, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by such Stockholder of the Securities Act or any state securities laws or any rule or regulation promulgated under the Securities Act or such laws applicable to such Stockholder and relating to action or inaction required of such Stockholder in connection with any such registration, qualification or compliance, and will reimburse I/O, such other persons, such directors, officers, persons or control persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished in writing to I/O by such Stockholder expressly for inclusion in such registration; PROVIDED, HOWEVER, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of such Stockholder (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, the liability of a Stockholder under this subsection (b) shall in no event exceed the net proceeds received by such Stockholder from the sale of the securities sold by the Stockholder in such registration giving rise to such liability.

                  (c) Each party entitled to indemnification under this Section
         2.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any action or proceeding commenced against, or written demand made on any such party in respect of which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or as to which the Indemnifying Party is asserting separate or different defenses, which defenses are inconsistent with the defenses of the Indemnified Party, in which event the costs of the Indemnified Parties' defense (which shall be limited to the costs of one firm, in addition to one firm per applicable jurisdiction to serve as local counsel) of such claim shall be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation or which provides for other than money damages. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party.

                  (d) If the indemnification provided for in this Section 2.5 is unavailable to an Indemnified Party for any reason, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of I/O on the one hand and the applicable Stockholder or Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; provided, however, that in no event will the aggregate liability of any Stockholder under this Section 2.5 exceed the net proceeds received by such Stockholder from the sale of the securities sold by the Stockholder in the registration giving rise to such liability. The relative fault of I/O on the one hand and the applicable Stockholder or Stockholders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by I/O or by the applicable Stockholder or Stockholders and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. I/O and the Stockholders agree that it would not be just and equitable if contribution pursuant to this
         Section 2.5(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.5(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 2.5(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 2.5(c) hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation (within the meaning of Section 11(f)of the Securities Act). The Stockholders' obligations under this Section 2.5(d) shall not be joint, but shall be several in proportion to the net proceeds received by each Stockholder from the sale of the Registrable Securities by such Stockholder in the registration giving rise to such liability.

         2.6 WITHDRAWAL. Any Stockholder who has notified or requested the Company to include any or all of such Stockholder's Registrable Securities in a registration statement pursuant to Section 2.1 or Section 2.2 hereof shall have the right to withdraw such notice or request with respect to any or all of the Registrable Securities designated for registration thereby by giving written notice to the Company at least fifteen (15) days prior to (i) the proposed filing date of such registration statement, as contained in the notice given by the Company, in the case of a registration under Section 2.1, or (ii) the actual filing date of such registration statement, in the case of a registration under
Section 2.2. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration, and such Registrable Securities shall continue to be Registrable Securities in accordance with this Agreement and shall be entitled to such registration rights granted to such Registrable Securities pursuant to Section 2.1 or 2.2, as the case may be, as may thereafter remain in effect.

         2.7 CERTAIN INFORMATION. Each Stockholders agrees, severally and not jointly, with respect to any Registrable Securities included in any registration on behalf of such Stockholder, to furnish to I/O that information regarding such Stockholder, such Stockholder's Registrable Securities and the distribution proposed by such Stockholder as I/O may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance.

         2.8 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities ("Restricted Securities" is defined for purposes of this Agreement as defined in Rule

144 under the Securities Act) to the public without registration, I/O agrees, during the term of this Agreement, to use its best lawful efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times during which I/O is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  (b) File with the Commission in a timely manner all reports and other documents required of I/O under the Securities Act and the Exchange Act (at all times during which I/O is subject to such reporting requirements); and

                  (c) So long as any Stockholder owns any Restricted Securities, to furnish to the Stockholders upon request a written statement by I/O as to its compliance with the reporting requirements of Rule 144 and with regard to the Securities Exchange Act of 1934 (at all times during which I/O is subject to such reporting requirements), a copy of the most recent annual or quarterly report of I/O, and such other reports and documents of I/O and other information in the possession of or reasonably obtainable by I/O as the Stockholders may reasonably request in availing itself of any rule or regulation of the Commission allowing the Stockholders to sell securities without registration.

         2.9 UNDERWRITING. The right of each Stockholder to registration under this Agreement under Section 2.1 shall be conditioned upon such Stockholder's participation in the underwriting. Each of the Stockholders shall (together with I/O and the other holders distributing their securities through the underwriting) enter into an underwriting agreement in customary form with the managing underwriter(s) selected for the underwriting by I/O. If the managing underwriter(s) in a registration under Section 2.1 determines that marketing factors require a limitation of the number of shares to be underwritten, the Company may limit some or all of the Registrable Securities that may be included in the registration and underwriting and, in such case, the Company shall only include in such registration and underwriting: (i) first, all of I/O's securities being registered for sale for I/O's own account, (ii) second, securities held by persons and entities having registration rights pursuant to agreements whose terms require that such securities have priority over securities held by others, or whose terms prohibit the registration of securities held by others, and (iii) third, securities held by persons and entities, including the Stockholders, having registration rights pursuant to any other agreements. The number of Registrable Securities that may be included pursuant to clause (iii) above shall be determined by multiplying the number of Registrable Securities sought to be registered by the Stockholders times a fraction, the numerator of which is the number of Registrable Securities requested to be included in the registration and underwriting by the Stockholders, and the denominator of which is the total number of such securities which all persons and entities described in clause (iii) above have requested to have included in the registration and underwriting. I/O may round the number of shares allocable to any such person to the nearest 100 shares.

3.       MISCELLANEOUS.

         3.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF DELAWARE.

         3.2 NO TRANSFER; TERMINATION. These registration rights are not transferable, except by operation of law, and shall not inure to the benefit of any person other than the Stockholders; PROVIDED, HOWEVER, that a Stockholder may transfer the registration rights granted hereunder or any portion thereof to any transferee who (i) (a) holds 200,000 or more Registrable Securities after giving effect to such transaction, or (b) is an affiliate, spouse or descendant of such Stockholder or any entity or investment vehicle, including a partnership, in which such Stockholder or any of its affiliates has a majority economic interest or which is managed by such Stockholder or any of its affiliates and (ii) agrees to be bound by the terms and conditions of this Agreement and signs an addendum to this agreement to such effect. After such a transfer, both the Stockholder and each such transferee shall be entitled to the notice provided in Section 2.1 and the piggyback rights provided in Section 2, including piggyback rights upon the registration of Registrable Securities as a result of a Demand Registration pursuant to Section 2.2. This Agreement shall terminate on the earlier to occur of (i) such time as the Stockholders can sell all of their remaining Registrable Securities under Rule 144 within any three
(3) month period or (ii) such time as all of the Stockholders' Registrable Securities may be sold pursuant to Rule 144(k) under the Securities Act.

         3.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the Agreement's subject matter. Any provision of this Agreement may be amended, waived, discharged or terminated only upon the written consent of I/O and all of the Stockholders.

         3.4 NOTICES. All notices or other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, transmitted by telecopier and confirmed, or mailed by registered or certified first class mail, postage prepaid, return receipt requested to the parties hereto at the address set forth below (as the same may be changed from time to time by notice similarly given) or the last known business or residence address of such other person as may be designated by either party hereto in writing.

                  If to the Stockholders:





                  If to I/O:

                  Input/Output, Inc.
                  12300 Parc Crest Drive
                  Stafford, Texas 77477
                  Attention:

         3.5 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

         3.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         3.7 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         3.8 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         3.9 NO THIRD PARTY RIGHTS. Except as otherwise provided in Sections 2.5 and 3.2, this Agreement shall not create benefits on behalf of any Person who is not a party to this Agreement, and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns.

         3.10 NO REQUIRED SALE. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Stockholder to sell any Registrable Securities pursuant to any effective registration statement.

         3.1 NOMINEES FOR BENEFICIAL OWNERS. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Stockholder contemplated by this Agreement); provided, that the Company shall have received written notice thereof from both such beneficial owner and nominee.

         3.2 SPECIFIC PERFORMANCE. The parties acknowledge that there may be no adequate remedy at law if any party fails to perform any of its obligations under this Agreement and that each party may be irreparably harmed by any such failure. Accordingly, the parties agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement, in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

         3.3 GENDER. Within this Agreement, words of any gender shall be held and construed to cover any other gender, unless the context otherwise requires

         3.4 RECAPITALIZATION, EXCHANGES, ETC. AFFECTING THE COMMON STOCK. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock, and (ii) any and all shares of capital stock of the Company or any successor or assignee of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the shares of Common Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. In the event of any change in capitalization of the Company, as a result of any stock split, stock dividend or stock combination, the provisions of this Agreement shall be appropriately adjusted.



                               [SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the undersigned or each of their respective duly authorized officers or representatives have executed this agreement effective upon the date first set forth above.



                                              INPUT/OUTPUT, INC.



                                              By: /s/ J. Michael Kirksey
                                                 -------------------------------
                                              Name: J. Michael Kirksey
                                              Title: Executive Vice President
                                                     and Chief Operating Officer


THE STOCKHOLDERS

Executed by ALASTAIR JAMES HAY                  /s/ A J Hay
at Edinburgh on 23 February 2004
in the presence of the following witness:

/s/ Rona Cameron           Witness
Rona Cameron               Name
16 Charlotte Sq            Address
Edinburgh

Executed by ALAN KENNEDY FAICHNEY               /s/ Alan Faichney
at Edinburgh on 23 February 2004
in the presence of the following witness:

/s/ Rona Cameron           Witness
Rona Cameron               Name
16 Charlotte Sq            Address
Edinburgh

Executed by ROBERT GEORGE JOHNSON               /s/ A J Hay
at Edinburgh on 23 February 2004                Attorney
in the presence of the following witness:

/s/ Rona Cameron           Witness
Rona Cameron               Name
16 Charlotte Sq            Address
Edinburgh

Executed for and on behalf of                   /s/ M. Pacitti
3i PLC
at Edinburgh on 23 February 2004
by M. Pacitti
its duly authorised attorney in the
presence of the following witness:

/s/ Rona Cameron           Witness
Rona Cameron               Name
16 Charlotte Sq            Address
Edinburgh

Executed for and on behalf of                   /s/ M. Pacitti
3i GROUP PLC
at Edinburgh on 23 February 2004
by M. Pacitti
its duly authorised attorney in the
presence of the following witness:

/s/ Rona Cameron           Witness
Rona Cameron               Name
16 Charlotte Sq            Address
Edinburgh

Executed for and on behalf of                   /s/ M. Pacitti
3i PARALLEL VENTURES LP
at Edinburgh on 23 February 2004
by M. Pacitti
its duly authorised attorney in the
presence of the following witness:

/s/ Rona Cameron           Witness
Rona Cameron               Name
16 Charlotte Sq            Address
Edinburgh

Executed on behalf of                           /s/ M. Pacitti
PARALLEL VENTURES MANAGERS LIMITED
as Administrators of and attorney for
the Members of Parallel Ventures (No. 2)
Co-Investment Plan acting by its
attorney 3i Investments plc by
M. Pacitti as duly authorised
attorney for 3i Investments plc
at Edinburgh on 23 February 2004
in the presence
of the following witness:

/s/ Rona Cameron           Witness
Rona Cameron               Name
16 Charlotte Sq            Address
Edinburgh

Executed for and on behalf of                   /s/ M. Pacitti
3i UKIP II LP by
its manager 3i Investments plc
at Edinburgh on 23 February 2004
by M. Pacitti
its duly authorised attorney in the
presence of the following witness:

/s/ Rona Cameron           Witness
Rona Cameron               Name
16 Charlotte Sq            Address
Edinburgh

Executed on behalf of ANNETTA PHILLIP           /s/ A J Hay
by her duly authorised attorney
at Edinburgh on 23 February 2004
in the presence of the following witness:

/s/ Rona Cameron           Witness
Rona Cameron               Name
16 Charlotte Sq            Address
Edinburgh

Executed by IAIN MACRITCHIE                     /s/ Ian Macritchie
at Edinburgh on 23 February 2004
in the presence of the following witness:

/s/ Rona Cameron           Witness
Rona Cameron               Name
16 Charlotte Sq            Address
Edinburgh

Executed by NICK WALTERS                        /s/ Nick Walters
at Edinburgh on 23 February 2004
in the presence of the following witness:

/s/ Rona Cameron           Witness
Rona Cameron               Name
16 Charlotte Sq            Address
Edinburgh

EXECUTED by                                     /s/ N J Graham
RBS MEZZANINE LIMITED                           Duly Authorised Signatory
(for itself and as Agent and Trustee)
acting by N. Graham
in the presence of

/s/ Rona Cameron           Witness
Rona Cameron               Name
16 Charlotte Sq            Address
Edinburgh

                                     ANNEX A

                                  STOCKHOLDERS



3I GROUP PLC
3I PARALLEL VENTURES LP
3I UKIP II LP
91 Waterloo Road, London SE1 8XP, UK

ANNETTA PHILLIP
7/36 Portland Gardens, Edinburgh EH6 6NQ, UK

ALAN FAICHNEY
Swanston Old Farmhouse, Swanston, Edinburgh EH10 7DS, UK

ALASTAIR HAY
3 Spylaw Avenue, Edinburgh EH13 9LW, UK

ROBERT JOHNSON
12 Crescent Grove, London SW4 7AH, UK

RBS MEZZANINE LIMITED
42 St Andrew Square, Edinburgh, UK

IAIN MACRITCHIE
C/o MCR Holdings, Caldcoats House, Stewarton, Glasgow, UK

NICK WALTERS
C/o MCR Holdings, Caldcoats House, Stewarton, Glasgow, UK



                                       16